Exhibit 99.1

News Release

Hub International Obtains Interim Order in Connection With Proposed Acquisition

CHICAGO—Hub International Limited (NYSE: HBG; TSX: HBG) announced today that it has obtained an Interim Order from the Ontario Superior Court of Justice approving the mailing of materials and the holding of a special meeting in connection with Hub’s proposed acquisition by funds advised by Apax Partners together with Morgan Stanley Principal Investments.

The special meeting of Hub shareholders to approve the acquisition will be held at 10:00 a.m. (Chicago time) on Tuesday, June 5, 2007 at the CNA Conference Center located at 333 S. Wabash Street, 2nd Floor, Chicago, Illinois 60604. Hub intends to mail the meeting materials on May 7, 2007, including the notice of the meeting and proxy statement and proxy card, to shareholders of record as of the close of business on May 4, 2006. Because of the timing of the special meeting related to the acquisition, and Hub’s expectation that the arrangement will be consummated as soon as practicable thereafter, Hub does not intend to hold an annual meeting for its existing shareholders.

Headquartered in Chicago, IL, Hub International Limited is a leading North American insurance brokerage that provides a broad array of property and casualty, reinsurance, life and health, employee benefits, investment and risk management products and services through offices located in the United States and Canada.

Important Additional Information will be Filed with Securities Regulators:

In connection with the proposed acquisition of Hub by Maple Tree Acquisition Corp., Hub has filed a preliminary proxy statement and will file a definitive proxy statement with the Securities and Exchange Commission and Canadian securities regulators. Hub has also filed a copy of the Arrangement Agreement regarding the proposed acquisition with the Securities and Exchange Commission and Canadian securities regulators. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ARRANGEMENT AND THE PARTIES THERETO.

Investors and security holders may obtain a free copy of the definitive proxy statement, when available, the Arrangement Agreement and other documents filed by Hub at the Securities and Exchange Commission’s Web site at http://www.sec.gov and at the Canadian securities regulators Web site at http://www.sedar.com. The definitive proxy statement, when available, and such other documents may also be obtained for free from Hub by directing such request to Investor Relations, Hub International Limited, 55 East Jackson Boulevard, Chicago, IL 60604, telephone: (877) 402-6601.

Hub and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from Hub’s shareholders in connection with the proposed transaction. Information concerning the interests of Hub’s management who are participating in the solicitation, which may be different than those of Hub shareholders generally, is set forth in Hub’s proxy statements and Annual Reports on Form 10-K, filed with the Securities and Exchange Commission and Canadian securities regulators, and in the definitive proxy statement relating to the acquisition when it becomes available.

Forward Looking Statements:

This press release may contain "forward-looking statements" as defined in Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that reflect our current expectations regarding our future growth, results of operations, cash flows, performance and business prospects, and opportunities, as well as assumptions made by, and information currently available to, our management. We have used words such as "anticipate," "believe," "expect," "intend," "plan," "project," "will continue," "will likely result," and similar expressions to indicate forward-looking statements. However, these words are not the exclusive means of identifying these forward-looking statements. These statements are based on information currently available to us and are subject to various risks, uncertainties, and other factors that could cause our actual growth, results of operations, financial condition, cash flows, performance and business prospects, and opportunities to differ materially from those expressed in, or implied by, these statements, including, but not limited to: risks associated with implementing our business strategies, identifying and consummating acquisitions, successfully integrating acquired businesses, attaining greater market share, resolution of regulatory issues and litigation, including those related to compensation arrangements with insurance carriers, the possibility that the receipt of contingent compensation from insurance carriers could be prohibited, developing and implementing effective information technology systems, recruiting and retaining qualified employees, fluctuations in the demand for insurance products, fluctuations in the premiums charged by insurance carriers, with corresponding fluctuations in our premium-based revenue, fluctuations in foreign currency exchange rates, any loss of services of key executive officers, industry consolidation, increased competition in the industry, the actual costs of resolution of contingent liabilities, the passage of new federal, state or provincial legislation subjecting our business to regulation in the jurisdictions in which we operate, and those risks discussed in our Annual Report on Form 10-K, particularly under the caption "Risk Factors," filed with the Securities and Exchange Commission and the Canadian securities commissions. These uncertainties and other factors also include, but are not limited to, risks associated with the transaction, including the occurrence of any event, change or other circumstances that could give rise to the termination of the Arrangement Agreement, the inability to complete the transaction due to the failure to obtain shareholder approval or the failure to satisfy other conditions to completion of the transaction, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the failure to obtain the necessary debt financing arrangements set forth in commitment letters received in connection with the transaction, risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction. Many of the factors that will determine the outcome of the subject matter of this press release are beyond Hub’s ability to control or predict. We caution readers not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as otherwise expressly required by federal securities laws, we undertake no obligation to update or publicly announce the revision of any of the forward-looking statements contained herein to reflect new information, future events, developments or changed circumstances or for any other reason.

MEDIA CONTACTS:

W. Kirk James

Vice President, Secretary and

Chief Corporate Development Officer

Phone: 312.279.4881

Kirk.james@hubinternational.com

INVESTOR CONTACT:

John P. Graham

Vice President, Chief Financial Officer

Phone: 312.279.4840

E-mail: John.Graham@HubInternational.com

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